Exhibit 10.99

CONFIDENTIALITY, NON-SOLICITATION AND

NON-COMPETITION AGREEMENT

This CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT (the “Agreement”) is entered into and is effective as of February [___], 2021, by and between Archrock, Inc., a Delaware corporation (Archrock, Inc. and its subsidiary companies are hereinafter collectively referred to as the “Company”) and [_______________], (the “Employee”).  This Agreement amends and restates in its entirety the sections titled “Non-Solicitation/Confidentiality Agreement” included in the Terms and Conditions of the Long-Term Incentive Award Notice and Agreement covering your previously granted awards under the Company’s 2020 Stock Incentive Plan (and relevant predecessor plans) (the “Original Agreements”).

WITNESSETH:

WHEREAS, during the course of Employee’s employment with the Company, the Company has imparted and will continue to impart to Employee information and/or trade secrets of the Company, including proprietary operational and other information which is either information not known by actual or potential competitors and third parties or is proprietary information of the Company (“Confidential Information”);

WHEREAS, in order to protect the business and goodwill of the Company, the Company desires to obtain or continue to obtain certain confidentiality, non-competition and non-solicitation covenants from the Employee;

WHEREAS, substantially contemporaneously with the execution of this Agreement, the Company is granting one or more long-term or equity based incentive awards to Employee under the Company’s 2020 Stock Incentive Plan (such award(s), together with the awards granted pursuant to the Original Agreements, the “Equity Awards”); and

WHEREAS, the Employee is willing to agree to these confidentiality, non-competition and non-solicitation covenants (collectively, the “Restrictive Covenants”) by entering into this Agreement, in exchange for the Employee’s receipt of extraordinary compensation through participation in the Company’s long-term equity incentive program and in the short-term incentive program;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein (including the provision of Confidential Information by the Company to the Employee and the granting of Equity Awards to the Employee), and intending to be legally bound hereby, the parties hereto agree as follows:

1.Confidentiality of Information and Non-Disclosure.  Confidential Information includes, without limitation, information regarding the Company’s customers and suppliers; employees; business operations; product lines; services; pricing and pricing formulae; machines and inventions; research; knowhow; manufacturing and fabrication techniques; engineering and product design specifications; financial information; business plans and strategies; information derived from reports and computer systems; work in progress; marketing and sales programs and strategies; cost data; methods of doing business; ideas; and materials or information prepared or performed for, by or on behalf of the Company.

You agree, during your employment or service for the Company and at all times thereafter, not to use, divulge, furnish, or make accessible to any third party, company, or other entity or individual, without the Company’s written consent, any Confidential Information of the Company, except as required by your job-related duties to the Company. Notwithstanding the foregoing or anything herein to the contrary, you understand that (a) nothing contained herein will prohibit you from filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation; (b) nothing herein is intended to or will prevent you from communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to your attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding; and (c) pursuant to 18 USC Section 1833(b), you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

2.Non-Solicitation. In connection with your acceptance of the Award under the Plan, and in exchange for the consideration provided hereunder, including, without limitation, the Award and the Confidential Information, you agree that you will not, during your service as an Employee or other service provider of the Company, and for eighteen (18) months thereafter, directly or indirectly, for any reason, for your own account or on behalf of or together with any other person, entity or organization, encourage, entice, solicit or otherwise induce any current employee of the Company (or person who was employed with the Company in the 90 days prior to your separation from employment or service with the Company) to leave the Company to join a Competitive Business. A “Competitive Business” means a business that provides natural gas compression services; maintenance, repair, recondition, or overhaul of natural gas compression equipment; the sale of parts and components for natural gas compression equipment; or any other business which the Company may be engaged in at the time of your separation from employment or service with the Company. With respect to the enforcement of this Agreement in Louisiana this paragraph shall be enforceable only in the Restricted Area as defined below.

3.Non-Compete. In connection with your acceptance of the Award under the Plan, and in exchange for the consideration provided hereunder, including, without limitation, the Award and the Confidential Information, you agree that you will not, during your service as an Employee or other service provider of the Company, and for eighteen (18) months thereafter, directly or indirectly, for your own account or on behalf of or together with any other person, entity or organization: (i) divert or attempt to divert the business of a Covered Customer to a Competitive Business in the Restricted Area, or (ii) perform services for a Covered Customer on behalf of a Competitive Business in the Restricted Area. “Restricted Area” means:

●	for a Participant residing in Louisiana at the time this Agreement is to be enforced against the Participant, the Parishes in Louisiana of Acadia, Allen, Ascension, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Cameron, Claiborne, De Soto, East Baton Rouge, Evangeline, Iberia, Iberville, Jackson, Jefferson, Jefferson Davis, La Salle, Lafayette, Lafourche, Lincoln, Livingston, Orleans, Ouachita, Plaquemines, Pointe Coupee, Rapides, Red River, Sabine, Saint Bernard, Saint Charles, Saint Martin, Saint Mary, Tangipahoa, Terrebonne, Vermilion, Webster; and

●	for a Participant residing in any state other than Louisiana at the time this Agreement is to be enforced against the Participant, the Restricted Area shall be the Participant’s state of residence and any other state in which Participant provided work-related services to the Company during the twenty-four (24) month period immediately prior to Participant’s separation from employment or service from the Company (and to the extent such area covers the state of Louisiana, it shall be limited to the parishes listed in clause (x) above.

“Covered Customer” means any customer of the Company with whom the Participant had contact on behalf of the Company during the twenty-four (24) month period immediately prior to Participant’s separation from employment or service or any customer of the Company about whom Participant had access to Confidential Information.

4.Return of Company Property. Upon request, and, in any event, without request whenever your service as an Employee or other service provider of the Company ends for any reason, you agree to immediately return: (i) all documents, whether in hard copy or electronic form, containing or referring to the Company’s Confidential Information as may be in your possession and/or control; (ii) all the Company computer and computer-related equipment and software; and (iii) all other the Company property, forms, files, records, documents, drawings, specifications, lists, equipment and other similar items relating to the Company’s business coming into your possession and/or control during your employment or service for the Company.

5. Severability and Modification of Covenants.  Employee acknowledges and agrees that each of the Restrictive Covenants is reasonable and valid in time and scope and in all other respects.  The parties agree that it is their intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent permitted by law.  Each of the Restrictive Covenants shall be considered and construed as a separate and independent covenant.  Should any part or provision of any of the Restrictive Covenants be held invalid, void, or unenforceable, such invalidity, voidness, or unenforceability shall not render invalid, void, or unenforceable any other part or provision of this Agreement or such Restrictive Covenant.  If any of the provisions of the Restrictive Covenants should ever be held by a court of competent jurisdiction to exceed the scope permitted by the applicable law, such provision or provisions shall be automatically modified to such lesser scope as such court may deem just and proper for the reasonable protection of the Company’s legitimate business interests and may be enforced by the Company to that extent in the manner described above and all other provisions of this Agreement shall be valid and enforceable.

6. Reasonable and Necessary Agreement.  The Employee acknowledges and agrees that:  (i) this Agreement is necessary for the protection of the legitimate business interests of the Company; (ii) the restrictions contained in this Agreement are reasonable; (iii) the Employee has no intention of competing with the Company within the limitations set forth above; (iv) the Employee acknowledges and warrants that Employee believes that Employee will be fully able to earn an adequate livelihood for Employee and Employee’s dependents if the covenant not to compete contained in this Agreement is enforced against the Employee; and (v) the Employee has received adequate and valuable consideration for entering into this Agreement.

7.Injunctive Relief and Attorneys’ Fees.  In the event that the Company determines that you have breached or attempted or threatened to breach any term of this Agreement, in addition to any other remedies at law or in equity the Company may have available to it, it is agreed that the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without necessity of (i) proving irreparable harm, (ii) establishing that monetary damages are inadequate, or (iii) posting any bond with respect thereto, where permitted by law) against you prohibiting such breach or attempted or threatened breach by proving only the existence of such breach or attempted or threatened breach. You agree that, where permitted by law, the period during which the covenants contained in this Agreement are in effect shall be computed by excluding from such computation any time during which you are in violation of any provision of this Section. In the event the Company obtains any injunction, order, decree or other relief, in law or in equity, the duration of any violation of Section 2 shall be added to the applicable restricted period specified in Section 2.  Employee understands and agrees that, if the parties become involved in a lawsuit regarding the enforcement of the Restrictive Covenants and if the Company prevails in such legal action, the Company will be entitled, in addition to any other remedy, to recover from Employee its reasonable costs and attorneys’ fees incurred in enforcing such covenants.  The Company’s ability to enforce its rights under the Restrictive Covenants or applicable law against Employee shall not be impaired in any way by the existence of a claim or cause of action on the part of Employee based on, or arising out of, this Agreement or any other event or transaction arising out of the employment relationship.

8. Binding Agreement.  This Agreement (including the Restrictive Covenants) shall be binding upon and inure to the benefit of the successors and assigns of the Company.

9.Employment at Will.  Employee shall be employed at-will and for no definite term.  This means that either party may terminate the employment relationship at any time for any or no reason.

10. Applicable Law; Exclusive Forum Selection; Consent to Jurisdiction.  The Company and Employee agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Texas, without giving effect to the conflict of law principles thereof. Any action or proceeding seeking to enforce any provision of this Section shall be brought only in the courts of Harris County, Texas, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, Houston, Division, and the parties consent to the jurisdiction of such courts in any such action or proceeding and waive any objection to jurisdiction and venue laid therein. However, only with respect to the enforcement of this Agreement in Louisiana, Louisiana law shall control and venue shall be in a parish with appropriate jurisdiction in Louisiana.

11. Agreement to Arbitrate.  Employee and the Company agree that any controversy, claim, or dispute between Employee and the Company arising out of or relating to this Agreement or the breach thereof, or arising out of any matter relating to the Employee’s employment with the Company or the termination thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration

Association (“AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The arbitration shall be governed by the Federal Arbitration Act, shall be held in Houston, Texas, and shall be conducted before a panel of three (3) arbitrators (the “Arbitration Panel”).  The Company and Employee shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the “Commercial Panel”), and the AAA shall select a third arbitrator from the Commercial Panel.  The Arbitration Panel shall render a reasoned opinion in writing in support of its decision.  Any award rendered by the Arbitration Panel shall be final, binding, and confidential as between the parties. Notwithstanding this agreement to arbitrate, in the event that Employee breaches or threatens to breach any of Employee’s obligations under the Restrictive Covenants, the Company shall have the right to file an action in one of the courts specified in Section 10 above seeking temporary, preliminary or permanent injunctive relief to enforce Employee’s obligations under the Restrictive Covenants.

12. Notification of Subsequent Employment.                 Employee shall upon termination of his employment with the Company, as soon as practicable and for the length of the non-competition period described in Section 2 above, notify the Company:  (i) of the name, address and nature of the business of his new employer; (ii) if self-employed, of the name, address and nature of his new business; (iii) that he/she has not yet secured new employment; and (iv) each time his employment status changes.  In addition, Employee shall notify any prospective employer that this Agreement exists and shall provide a copy of this Agreement to the prospective employer prior to beginning employment with that prospective employer.  Any notice provided under this Section (or otherwise under this Agreement) shall be in writing directed to:

Attention: General Counsel

Archrock, Inc.

9807 Katy Freeway, Suite 100

Houston, Texas 77024.

14.Entire Agreement; Amendment.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof.  You understand that this agreement is independent of and does not affect the enforceability of any other restrictive covenants by which you have agreed to be bound in any other agreement with the Company. This Agreement may not be changed, amended, or modified, except by a written instrument signed by the parties.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand, all as of the day and year first above written.

ARCHROCK, INC.	EMPLOYEE

By:
Name:	[Employee]
Title: